Exhibit 99.(12)(a)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Other Service Providers” in the Registration Statement on Form N-14 of Brookfield Investment Funds, as filed with the Securities and Exchange Commission on or about June 30, 2023.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

June 30, 2023